Exhibit 23.2
                                                    Consent of Hein + Associates


                                               INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in the registration statement of American Rivers Oil Company on Form S-3 of our report dated May 21, 1997 (except for the fifth paragraph of Note 1 as to which the date is June 20, 1997), on our audits of the consolidated financial statements of American Rivers Oil Company as of March 31, 1997, and for each of the years in the two-year period ended March 31, 1997, which report is included in the Company's Annual Report on Form 10-KSB.



HEIN + ASSOCIATES LLP

Denver, Colorado
January 14, 1998




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